EXHIBIT 9(C)

                         ACCOUNTING SERVICES AGREEMENT

      THIS AGREEMENT is made as of the 1st day of September, 1997 by and between STATE STREET BANK AND TRUST COMPANY, a trust company duly organized under the laws of the Commonwealth of Massachusetts (the "ACCOUNTING AGENT") and LANDMARK FUNDS II, a business trust organized under the laws of the Commonwealth of Massachusetts (the "FUND").

                              W I T N E S S E T H:

      WHEREAS, the Fund is authorized to issue beneficial interests in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, the Fund currently offers beneficial interests in one or more series, including, Landmark Equity Fund and Landmark Small Cap Equity Fund (such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 7.1 below, each a "PORTFOLIO" and collectively, the "PORTFOLIOS");

      WHEREAS, each Portfolio will invest all or substantially all of its assets in a series of beneficial interests issued by a multi-series master fund (the "MASTER FUND"), with each such series representing interests in a separate portfolio of securities and other assets of the Master Fund (each a "MASTER PORTFOLIO"); and

      WHEREAS, the Fund desires to retain the Accounting Agent to perform certain accounting and recordkeeping duties on behalf of each Portfolio and the Accounting Agent is willing to perform such services upon the terms and conditions hereinafter set forth.

      NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein (the adequacy of which consideration with respect to each party is hereby mutually admitted), the parties hereto hereby agree as follows:

Section 0.1  DUTIES OF THE ACCOUNTING AGENT.

      Section  a. BOOKS OF ACCOUNT.

      The Accounting Agent shall maintain the books of account of each Portfolio and shall perform the following duties, using information provided to the Accounting Agent by the Fund and others, in the manner prescribed by each

Portfolio's currently effective Registration Statement and the Declaration of Trust of the Fund, certified copies of which have been supplied to the Accounting Agent (with respect to each Portfolio, the "CONSTITUTIVE DOCUMENTS") and in accordance with such written procedures as may be agreed upon by the Fund and the Accounting Agent from time to time:

           (a)  Record general ledger entries;
           (b)  Record daily net income;
           (c)  Reconcile activity to the trial balance;
           (d)  Calculate and publish daily net asset value; and
           (e)  Prepare account balances.

      The Fund shall provide timely prior notice to the Accounting Agent of any modification in the manner in which such calculations are to be performed pursuant to any revision to the Constitutive Documents of a Portfolio and shall supply the Accounting Agent with certified copies of all amendments and/or supplements to each Portfolio's Constitutive Documents in a timely manner. For purposes of calculating the net asset value of each Portfolio, the Accounting Agent shall value such Portfolio's capital ownership in its corresponding Master Portfolio utilizing the allocation supplied by the Master Fund or its designated agent and shall value other portfolio securities of such Portfolio, if any, utilizing prices obtained from sources designated by the Fund on a Price Source Authorization substantially in the form attached hereto as Exhibit A, as the same may be amended by the Fund and the Accounting Agent from time to time, or otherwise designated by means of Proper Instructions (as such term is defined in Section 2.2 below) (collectively, the "AUTHORIZED PRICE SOURCES"). The Accounting Agent shall not be responsible for any revisions to the methods of calculation prescribed by the Constitutive Documents of any Portfolio unless and until such revisions are communicated in writing to the Accounting Agent. The Accounting Agent represents and warrants to the Fund that it has all consents, approvals, licenses, rights and authority necessary to perform the services to be provided hereunder.

      Section 1.2  RECORDS.

      The Accounting Agent shall create and maintain all records relating to its activities and obligations under this Agreement with respect to each Portfolio in a manner which shall meet the obligations of such Portfolio under its Constitutive Documents. All such records shall be the property of the relevant Portfolio and shall at all times during the regular business hours of the Accounting Agent be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the regulatory agencies having jurisdiction over the Portfolio. Subject to Section 3 below, the Accounting Agent shall preserve the records required to be maintained thereunder for the period required by law.

      Section 1.3  APPOINTMENT OF AGENTS.

      The Accounting Agent may at is own expense employ agents in the performance of its duties and the exercise of its rights under this Agreement, provided that the employment of such agents shall not reduce the Accounting Agent's obligations or liabilities hereunder.

Section 2. DUTIES OF THE FUND.

      Section 2.1  PROVISION OF INFORMATION.

      The Fund shall provide to the Accounting Agent, or shall cause a third party to so provide, certain data with respect to each Portfolio as a condition to the Accounting Agent's obligations under Section 1 above. The data required to be provided with respect to each Portfolio pursuant to this Section is set forth on Schedule A hereto, which schedule may be separately amended or supplemented by the Fund and the Accounting Agent from time to time.

      The Accounting Agent is authorized and instructed to rely upon the information it receives from the Fund or any third party authorized by the Fund (a "THIRD PARTY AGENT") to provide such information to the Accounting Agent. The Accounting Agent shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any information supplied to it by the Fund or any Third Party Agent.

      Section 2.2  PROPER INSTRUCTIONS.

      The term "PROPER INSTRUCTIONS" shall mean instructions received by the Accounting Agent from the Fund, the investment advisor of the Portfolios appointed by the Fund from time to time (the "INVESTMENT ADVISOR") or any person duly authorized by them. Such instructions may be in writing signed by the authorized person or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means as may be agreed upon from time to time by the Accounting Agent and the party giving such instructions (including, without limitation, oral instructions). All oral instructions shall be promptly confirmed in writing. The Fund and the Investment Advisor shall each cause its duly authorized representative to certify to the Accounting Agent in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Accounting Agent shall be entitled to rely upon the identity and authority of such persons until it receives written notice from the Fund or the Investment Advisor, as the case may be, to the contrary. The Accounting Agent may rely upon any Proper Instruction reasonably believed by it to be genuine and to have been properly issued by or on behalf of the Fund or the Investment Advisor, as the case may be. The Fund shall give timely Proper Instructions to the Accounting Agent in regard to matters affecting accounting practices and the Accounting Agent's performance pursuant to this Agreement.

Section 3. SUCCESSOR AGENT.

      If a successor accounting agent for the Portfolios shall be appointed by the Fund, the Accounting Agent shall upon termination of this Agreement deliver to such successor agent at the office of the Accounting Agent all books and records of account of each Portfolio maintained by the Accounting Agent hereunder. In the event this Agreement is terminated by either party without the appointment of a successor agent, the Accounting Agent shall, upon receipt of Proper Instructions, deliver such properties at its office in accordance with such instructions.

      In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to the Accounting Agent on or before the effective date of such termination, then the Accounting Agent shall have the right to deliver to a bank or trust company of its own selection, having aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $2,000,000, all property of the Portfolios held by the Accounting Agent hereunder. Thereafter, such bank or trust company shall be the successor of the Accounting Agent under this Agreement.

Section 4. STANDARD OF CARE; LIMITATION ON LIABILITY.

      The Accounting Agent shall at all times exercise reasonable care and diligence and act in good faith in the performance of its duties hereunder, provided, however, that the Accounting Agent shall assume no responsibility and shall be without liability for any loss, damage or expense suffered or incurred by the Fund or any Portfolio unless caused by its own fraud, wilful default, negligence or wrongful act or that of its agents or employees.

      Without in any way limiting the generality of the foregoing, the Accounting Agent shall in no event be liable for any loss or damage arising from causes beyond its reasonable control, including, without limitation, delay or cessation of services hereunder or any damages to the Fund or any Portfolio resulting therefrom as a consequence of any work stoppage, power or other mechanical failure, natural disaster, governmental action, communications disruption or other impossibility of performance. The Accounting Agent shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) in any way due to any Portfolio's use of the accounting services or the performance of or failure to perform the Accounting Agent's obligations under this Agreement.

      The Fund and any Third Party Agents or Authorized Price Sources from which the Accounting Agent shall receive or obtain certain records, reports and other data included in the accounting services provided hereunder are solely responsible for the contents of such information, including, without limitation, the accuracy thereof. The Accounting Agent shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any such information and shall be without liability for any loss or damage suffered by the Fund or any Portfolio as a result of the Accounting Agent's reasonable reliance on and utilization of such information, except as otherwise required by the terms of the Price Source Authorization form attached hereto as Exhibit A with respect to the use of data obtained from Authorized Price Sources. The Accounting Agent shall have no responsibility and shall be without liability for any loss or damage caused by the failure of the Fund or any Third Party Agent to provide it with the information required by Section 2.1 hereof.

Section 5. INDEMNIFICATION.

      The Fund hereby agrees to indemnify and hold harmless the Accounting Agent from and against any loss, liability, claim or expense (including reasonable attorney's fees and disbursements) suffered or incurred by the Accounting Agent in connection with the performance of its duties hereunder, including, without limitation, any liability or expense suffered or incurred as a result of the acts or omissions of the Fund or any Third Party Agent or Authorized Price Source whose data or services, including records, reports and other information, the Accounting Agent must rely upon in performing accounting services hereunder. Notwithstanding the immediately preceding sentence, the Fund in no event shall indemnify or hold harmless the Accounting Agent from any loss, liability, claim or expense involving any breach or alleged breach or violation of U.S. Patent No. 5,193,056, entitled Data Processing System for Hub and Spoke Financial Services Configuration.

Section 6. DATA ACCESS AND PROPRIETARY INFORMATION.

      The Fund acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals which may be furnished to it by the Accounting Agent as part of the Fund's ability to access certain Portfolios-related data ("CUSTOMER DATA") maintained by the Accounting Agent on data bases under the control and ownership of the Accounting Agent ("DATA ACCESS SERVICES") constitute copyrighted, trade secret, or other proprietary information (collectively, "PROPRIETARY INFORMATION") of substantial value to the Accounting Agent. The Fund agrees to treat all Proprietary Information as proprietary to the Accounting Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

      (a) to access Customer Data solely from locations as may be designated in writing by the Accounting Agent and solely in accordance with the Accounting Agent's applicable user documentation;

      (b) to refrain from copying or duplicating in any way the Proprietary Information;

      (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Accounting Agent in a timely manner of such fact and dispose of such information in accordance with the Accounting Agent's instructions;

      (d) to refrain from causing or allowing third-party data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of the Accounting Agent;

      (e) that the Fund shall have access only to those authorized transactions agreed upon by the parties; and

      (f) to honor all reasonable written requests made by the Accounting Agent to protect at the Accounting Agent's expense and risk the rights of the Accounting Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

Each party shall take reasonable efforts to advise its employees and agents of their obligations pursuant to this Section 6. The obligations of this Section shall survive for a period of five years any earlier termination of this Agreement.

      The Fund hereby acknowledges that the data and information it may access from the Accounting Agent utilizing the Data Access Services will be unaudited and may not be accurate due to inaccurate pricing of securities, delays of a day in updating a Portfolio's account and other causes for which Accounting Agent will not be liable to the Fund or any Portfolio.

      If the Fund notifies the Accounting Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Accounting Agent shall use its best efforts to correct such failure as promptly as possible. Data access services and all computer programs and software specifications used in connection therewith are provided on an as is, as available basis. The Accounting Agent expressly disclaims all warranties except those expressly stated herein including, but not limited to, the implied warranties of merchantability and fitness for a particular purpose.

      If the transactions available to the Fund include the ability to originate electronic instructions to the Accounting Agent in order to (i) effect the transfer or movement of cash or beneficial interests or (ii) transmit interest holder information or other information (such transactions constituting a "COEFI"), then in such event the Accounting Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with mutually acceptable security procedures established by the Accounting Agent and the Fund from time to time.

      Notwithstanding anything to the contrary in this Section 6, the Fund and its employees and agents may copy and duplicate Proprietary Information for its own internal use in a manner consistent with this Agreement.

      The Fund and its employees and agents may disclose any Proprietary Information (i) if and to the extent the Fund and its employees and agents are required to do so by applicable law or an order of a court of competent jurisdiction or other government agency having appropriate authority, in which case the Fund shall provide the Accounting Agent with timely notice prior to such disclosure and (ii) to the extent any of such documents, materials and information are made public by means other than a breach by the Fund or its respective employees and agents of the obligations hereunder.

      Notwithstanding anything in this Section 6 to the contrary, the Fund and its employees and agents shall have the right to independently develop products, provided they do so without any misappropriation of the Proprietary Information or violation of the Accounting Agent's copyright or patent rights or interests.

Section 7.  GENERAL.

      Section 7.1  ADDITIONAL PORTFOLIOS

      In the event that the Fund establishes one or more series of beneficial interests in addition to Landmark Equity Fund and Landmark Small Cap Equity Fund, with respect to which it desires to have the Accounting Agent render services under the terms of this Agreement, it shall so notify the Accounting Agent in writing, and if the Accounting Agent agrees in writing to provide such services, such series shall become a Portfolio hereunder.

      Section 7.2  TERM OF AGREEMENT.

      This Agreement shall be effective from the date first stated above and shall remain in full force and effect until terminated as hereinafter provided. Either party may, in its discretion, terminate this Agreement with respect to any Portfolio for any reason by giving the other party at least sixty (60) days prior written notice of termination.

      Section 7.3  FEES AND EXPENSES.

      The Fund agrees to pay the Accounting Agent such reasonable compensation for its services and expenses as may be agreed upon from time to time in a written fee schedule approved by the Fund and the Accounting Agent.

      Section 7.4  CONFIDENTIALITY.

      The Accounting Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relating to the Fund and each Portfolio, except where required to be disclosed by law or where the Accounting Agent has determined that such disclosure is necessary for the protection of its interests or has received the prior written consent of the Fund, which consent shall not be unreasonably withheld.

      Section 7.5  NOTICES.

      All notices shall be in writing and shall be deemed given when delivered in person, by facsimile, by overnight delivery through a commercial courier service, or by registered or certified mail, return receipt requested. Notices shall be addressed to each party at its address set forth below, or such other address as the recipient may have specified by earlier notice to the sender.

If to the Accounting Agent:   STATE STREET BANK AND TRUST COMPANY
                              1776 Heritage Drive
                              North Quincy, MA 02171
                              Attention:
                              Telephone:
                              Telecopy:

With a copy to:               STATE STREET FUND SERVICES TORONTO INC.
                              100 King Street, West
                              Suite 3600
                              Toronto, Ontario
                              Canada M5X 1A9
                              Attention: Mike Larkin
                              Telephone: (416) 956-2987
                              Telecopy:  (416) 956-2874

If to the Fund:               LANDMARK FUNDS II
                              6 St. James Avenue
                              Boston, MA 02116
                              Attention: Philip Coolidge
                              Telephone: 617-423-1679
                              Telecopy:  617-542-5815

With  a copy to:              CITIBANK GLOBAL ASSET MANAGEMENT
                              153 East 53rd Street
                              New York, NY 10043
                              Attention:  Andrew Shoup
                              Telephone: 212-559-1177
                              Telecopy: 212-793-1812

      Section 7.6.  ASSIGNMENT; SUCCESSORS.

      This Agreement shall not be assigned by either party without the prior written consent of the other party, except that either party may assign its rights and obligations hereunder to a party controlling, controlled by, or under common control with such party.

      Section 7.7   ENTIRE AGREEMENT.

      This Agreement (including all schedules and attachments hereto) constitutes the entire Agreement between the parties with respect to its subject matter.

      Section 7.8   AMENDMENTS.

      No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party. The term "Agreement", as used herein, includes all schedules and attachments hereto and any future written amendments, modifications, or supplements made in accordance herewith.

      Section 7.9   HEADINGS NOT CONTROLLING.

      Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

      Section 7.10   SURVIVAL.

      All provisions regarding indemnification, warranty, liability and limits thereon shall survive following the expiration or termination of this Agreement.

      Section 7.11   SEVERABILITY.

      In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

      Section 7.12   COUNTERPARTS.

      This Agreement may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement.

      Section 7.13   GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                                 SIGNATURE PAGE


      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.


                          STATE STREET BANK AND TRUST COMPANY



                          By:  Ronald E. Logue
                             Its:  Executive Vice President



                          LANDMARK FUNDS II


                          By:  Philip Coolidge
                             Its:  President

                                   SCHEDULE A


REQUIRED INFORMATION                    RESPONSIBLE PARTY

Portfolio Trade Authorizations          Investment Adviser
Currency Transactions                   Investment Adviser
Cash Transaction Report                 Custodian
Portfolio Prices                        Third Party Vendors/Investment
                                        Adviser
Exchange Rates                          Third Party Vendors/Investment
                                        Adviser
Capital Stock Activity Report           Transfer Agent
Dividend/Distribution Schedule          Fund
Dividend/Distribution Declaration       Fund
Dividend Reconciliation/Confirmation    Transfer Agent
Corporate Actions                       Third Party
                                        Vendors/Custodian
Service Provider Fee Schedules          Fund
Expense Budget                          Fund
Expense Payments and other
  Cash Disbursements                    Fund
Amortization Policy                     Fund
Accounting Policy/Complex Investments   Fund
Audit Management Letter                 Auditor
Annual Interest holder Letter           Fund
Annual/Semi-Annual Reports              Fund
Allocation of Capital Ownership
   in Master Portfolios                 Master Fund

                                   EXHIBIT A

                         ACCOUNTING SERVICES AGREEMENT
                                     dated
                                 _____ __, 1997
                                 by and between
                               LANDMARK FUNDS II
                                      and
                        STATE STREET BANK TRUST COMPANY
                            (the "Accounting Agent")


      Pursuant to the terms of the Accounting Services Agreement, the Fund has directed the Accounting Agent to calculate the net asset value of each Portfolio and to perform certain other accounting services in accordance with the Constitutive Documents (as such term is defined therein) of each Portfolio. The Fund hereby authorizes and instructs the Accounting Agent to utilize the pricing sources specified on the attached forms as sources for securities prices in calculating the net asset value of each Portfolio and acknowledges and agrees that the Accounting Agent shall have no liability for any incorrect data provided by pricing sources selected by the Fund or otherwise authorized by Proper Instructions (as such term is defined in the Accounting Services Agreement), except as may arise from the Accounting Agent's lack of reasonable care in performing the agreed-upon tolerance checks as to the data furnished and calculating the net asset value of a Portfolio in accordance with the data furnished and the Accounting Agent's performance of the agreed-upon tolerance checks.

                                    Landmark Funds II



                                    By:_____________________________
                                         Title:


                                    Date:____________________________



                                     STATE STREET BANK AND TRUST COMPANY

                                          PRICE SOURCE AUTHORIZATION

FUND:_______________________________________                    SIGNATURE:______________________________


                -----------------------------------------------------------------------------------------------------------

      SECURITY  TELEKURS                                           OPTIONS     PRICE      (3)     (2)     (1)       (1)
        TYPE     NYSE    NASDAQ                                   REPORTING  AUTHORITY  MANUAL   BACK-UP         TOLERANCE
                 AMEX     BID    MEAN  LS/BID  LS/MEAN  TELEKURS   LS BID     LS/MEAN   QUOTES   SOURCE  INDEX  PERCENTAGE
                -----------------------------------------------------------------------------------------------------------
I.    LISTED
      EQUITIES
                -----------------------------------------------------------------------------------------------------------
II.   OTC
      EQUITIES
                -----------------------------------------------------------------------------------------------------------
III.  FOREIGN
      EQUITIES
                -----------------------------------------------------------------------------------------------------------
IV.   EQUITY
      OPTIONS
                -----------------------------------------------------------------------------------------------------------
V.    FUTURES
      N/A
                -----------------------------------------------------------------------------------------------------------

INSTRUCTIONS: For each security type, allowed by the Fund prospectus, please indicate the primary price source and a back-up source to be used in calculating Net Asset Value for the Fund identified above. Also, please indicate a published market index and tolerance range (in terms of percent) to be used for reasonability testing. If you do not wish to use a published index please indicate N/A but do not leave blank.

(1) * INDEX/TOLERANCE CHECK: The price movement for a particular security is compared to the index movement. If the security price movement exceeds the index movement by more than the percentage authorized on this form, then the security price will be verified using the back-up source authorized. The index and tolerance information authorized here will be the basis for this reasonability test.

(2) BACK-UP SOURCE: The following sources are available for back-up, price verification and historical price and yield information: Bloomberg, Bridge, Reuters, and Telerate. Please do not leave blank.

(3) MANUAL QUOTES AND PRIVATE PLACEMENTS: Please specify the source for private placements or manual quotes as necessary. See page 3 to list additional information if needed.

                                     STATE STREET BANK AND TRUST COMPANY

                                          PRICE SOURCE AUTHORIZATION



                   ---------------------------------------------------------------------------------------------------------------
     SECURITY TYPE  MERRILL                              INTERACTIVE
                     LYNCH    STANDARD      MULLER          DATA              KENNY             (3)       (2)     (1)      (1)
                    CAPITAL   & POORS        DATA         SERVICES         INFORMATION   IDC/  MANUAL   BACK-UP         TOLERANCE
                    MARKETS     MEAN   BID   MEAN  BID     MEAN      BID     SYSTEMS    EXTEL  QUOTES   QUOTES   INDEX  PERCENTAGE
                   ---------------------------------------------------------------------------------------------------------------
VI.  LISTED BONDS
     IS LAST SALE
     REQUIRED
     WHEN
     AVAILABLE
     YES_____
     NO_______
                ---------------------------------------------------------------------------------------------------------------
VII. CORPORATE
     BONDS
                ---------------------------------------------------------------------------------------------------------------
VIII.U.S.
     GOVERNMENT
     OBLIGATIONS
                ---------------------------------------------------------------------------------------------------------------
IX.  MORTAGE
     BACKED
     SECURITIES
                ---------------------------------------------------------------------------------------------------------------
X.   MUNICIPAL
     BONDS
                ---------------------------------------------------------------------------------------------------------------
XI.  FIXED INCOME
     OPTIONS

                ---------------------------------------------------------------------------------------------------------------
XII. FOREIGN BONDS

                ---------------------------------------------------------------------------------------------------------------

                                  STATE STREET BANK AND TRUST COMPANY

                                          PRICE SOURCE AUTHORIZATION

  XII. Private Placements and Other Manual Quotes Information



  ----------------------------------------------------------------------------------------------------------------
         SECURITY TYPE              ADVISOR          BROKER         OTHER           ADDITIONAL INFORMATION:
                                                                                 CONTACT NAME, TELEPHONE NUMBER
  ----------------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------------


INSTRUCTIONS: For all securities types which require manual quotes, please list the source of the quotes and any additional information needed to obtain these quotes.

                               Landmark Funds II
                               6 St. James Avenue
                          Boston, Massachusetts 02116


                             ___________ ___, 199__

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

      Re:  Landmark Funds II - Accounting
              Services Agreement

Ladies and Gentlemen:

      Pursuant to Section 7.1 of the Accounting Services Agreement dated as of September 1, 1997 (the "Agreement"), between Landmark Funds II (the "Trust") and State Street Bank and Trust Company ("State Street"), we hereby request that CitiFunds Small Cap Value Portfolio and CitiFunds Growth & Income Portfolio (collectively, the "Funds") be added to the list of series of the Trust to which State Street renders services as accounting agent pursuant to the terms of the Agreement.

      Please sign below to evidence your agreement to provide such services to the Funds and to add the Funds as beneficiaries under the Agreement.

                                    LANDMARK FUNDS II


                                    By:_________________________

                                    Title:______________________


Agreed:

STATE STREET BANK AND TRUST COMPANY


By:___________________________

Title:________________________